Contacts: Arbor Realty Trust, Inc. Paul Elenio, Chief Financial Officer 516-506-4422 pelenio@arbor.com	Investors: Stephanie Carrington / Amy Glynn The Ruth Group 646-536-7023 scarrington@theruthgroup.com aglynn@theruthgroup.com

Media: Bonnie Habyan, SVP of Marketing 516-506-4615 bhabyan@arbor.com

Arbor Realty Trust Reports First Quarter 2009 Results

First Quarter Highlights:

-	Net loss attributable to Arbor Realty Trust, Inc. of $4.3 million, or $0.17 per diluted common share
-	FFO loss of $3.8 million, or $0.15 per diluted common share[1]
-	Adjusted book value per share $17.17, GAAP book value per share $11.32 [1]
-	Generated gains on early extinguishment of debt of $26.3 million
-	Recorded a $37.3 million net gain from exchange of interest in Prime
-	Recorded $67.5 million in loan loss reserves and a $9.0 million loss on restructured loans
-	Reduced short-term debt by $33.2 million
-	Exchanged $247.1 million of trust preferred securities for $268.4 million of newly issued notes in May 2009, reducing the interest rate to 0.50% per annum for three years

Uniondale, NY, May 8, 2009 -- Arbor Realty Trust, Inc. (NYSE: ABR), a real estate investment trust focused on the business of investing in real estate related bridge and mezzanine loans, preferred and direct equity investments, mortgage-related securities and other real estate related assets, today announced financial results for the first quarter ended March 31, 2009. Arbor reported a net loss attributable to Arbor Realty Trust, Inc. for the quarter of $4.3 million, or $0.17 per diluted common share, compared to net income attributable to Arbor Realty Trust, Inc. for the quarter ended March 31, 2008 of $12.7 million, or $0.62 per diluted common share. Funds from operations (“FFO”) for the quarter was a loss of $3.8 million, or $0.15 per diluted common share, compared to FFO income for the quarter ended March 31, 2008 of $15.0 million, or $0.62 per diluted common share. Excluding $37.3 million of net income attributable to Arbor Realty Trust, Inc. from the Prime transaction, $2.5 million of net income attributable to Arbor Realty Trust, Inc. from the Company’s equity investment in Alpine Meadows and a gain of $26.3 million on the extinguishment of debt, net loss attributable to Arbor Realty Trust, Inc. for the quarter ended March 31, 2009 was $70.4 million, or $2.80 per diluted common share.1

1. See attached supplemental schedule of non-GAAP financial measures on page 10-12.

Arbor Realty Trust Reports First Quarter 2009 Results
May 8, 2009

In March 2009, the Company transferred 16.67% of its 24.17% interest in Prime Outlets, at a value of approximately $37 million, in exchange for preferred and common operating partnership units of Lightstone Value Plus REIT L.P. The Company retained a 7.5% ownership interest in Prime Outlets.

As previously disclosed, in June 2008, Arbor borrowed from Lightstone Value Plus Real Estate Investment Trust, Inc. approximately $33 million, which was initially secured by its 16.67% interest in Prime Outlets and has a remaining term of approximately seven years. In March 2009, the Company exchanged its 16.67% interest in Prime Outlets for approximately $37 million of preferred and common operating partnership units in Lightstone Value Plus REIT L.P. and the $33 million loan is now secured by Arbor's preferred and common operating partnership units. In June 2013, the preferred units may be redeemed by Lightstone Value Plus REIT L.P. for cash and the loan would become due upon such redemption. The preferred operating partnership units yield 4.63% and the loan bears interest at a rate of 4%.

The Company owned its 16.67% interest through a consolidated entity which had a 25% interest in Prime Outlets with a third party member owning the remaining 8.33%. Through this consolidated entity, the Company recorded in its first quarter 2009 financial statements an investment of approximately $56.0 million for the preferred and common operating partnership units, income of approximately $56.0 million, noncontrolling interest expense of approximately $18.7 million related to the third party member’s portion of income recorded, noncontrolling interest due to the third party member of approximately $2.1 million and a reduction of a $16.5 million receivable from the third party member which was previously recorded in other assets. In addition, the Company prepaid approximately $7.3 million in incentive management fees to its manager in 2008 related to this transaction. In accordance with the management agreement, installments of the annual incentive fee are subject to potential reconciliation at the end of the 2009 fiscal year.

Arbor Realty Trust Reports First Quarter 2009 Results
May 8, 2009

During the first quarter of 2009, the Company purchased, at a discount, approximately $23.7 million of investment grade rated bonds originally issued by the Company’s three CDO issuing entities. In addition, the Company purchased, at a discount, approximately $9.4 million of junior subordinated notes originally issued by a wholly-owned subsidiary of the Company’s operating partnership. The Company recorded a net gain on early extinguishment of debt of $26.3 million related to these transactions. The purchases were reflected on the Company’s balance sheet as a reduction of the corresponding outstanding debt totaling $33.1 million, of which approximately $18.1 million was acquired from the Company’s manager, Arbor Commercial Mortgage, LLC in a related party transaction.

During the quarter, the Company recorded $2.5 million of income from its $12.7 million equity investment in the Alpine Meadows unconsolidated joint venture, a seasonal ski resort operation. This amount reflects Arbor’s portion of the joint venture’s profits, including depreciation expense of approximately $0.2 million, and was recorded in income from equity affiliates and as an addition to the Company’s investment in equity affiliates on the balance sheet.

The net balance in the loan and investment portfolio, excluding loan loss reserves, was $2.3 billion at March 31, 2009, compared to $2.4 billion at December 31, 2008. The average balance of the loan and investment portfolio, excluding loan loss reserves, during the first quarter of 2009 was $2.4 billion and the average yield on these assets for the quarter was 5.12%, compared to $2.5 billion and 7.08% for the fourth quarter of 2008.

At March 31, 2009, the balance of debt financing on the loan and investment portfolio was $1.9 billion, as compared to $2.0 billion at December 31, 2008. The average balance of debt financing on the loan and investment portfolio during the first quarter of 2009 was $2.0 billion and the average cost of these borrowings was 3.94%, compared to $2.1 billion and 4.10% for the fourth quarter of 2008. In addition, the first quarter of 2009 included a $0.7 million increase in interest expense for a change in the market value of certain interest rate swaps in accordance with GAAP, as compared to a $4.2 million reduction in interest expense in the fourth quarter of 2008. Excluding the effect of these swaps, the average cost of borrowings for the first quarter of 2009 was 3.78%, as compared to 4.94% for the fourth quarter of 2008.

For the first quarter of 2009, Arbor Commercial Mortgage, LLC, did not earn an incentive compensation fee installment.

Financing Activity

As of March 31, 2009, Arbor’s financing facilities for its loan and investment portfolio totaled approximately $2.2 billion and borrowings outstanding under such facilities were $1.9 billion.

Arbor Realty Trust Reports First Quarter 2009 Results
May 8, 2009

In May 2009, the Company exchanged $247.1 million of its outstanding trust preferred securities, consisting of $239.7 million of junior subordinated notes issued to third party investors and $7.4 million of common equity issued to the Company, in exchange for $268.4 million of newly issued unsecured junior subordinated notes, representing 112% of the original face amount. The new notes bear a fixed interest rate of 0.50% per annum for a period of approximately three years. Thereafter, the interest rate will revert back to the original floating pay rate over LIBOR in effect prior to the exchange through the maturity of the notes. During this three year period, the Company will be permitted to make distributions of up to 100% of taxable income to common shareholders. The Company has agreed that such distributions will be paid in the form of the Company’s stock to the maximum extent permissible under the Internal Revenue Service rules and regulations in effect at the time of such distribution, with the balance payable in cash. This requirement regarding distributions in stock can be terminated by the Company at any time, provided that the Company pays the note holders the original rate of interest from the time of such termination. The Company is currently evaluating the effect of this transaction on its Consolidated Financial Statements.

During the quarter, the Company reduced its outstanding warehouse and term debt outstanding balances by approximately $33.2 million through a combination of loan payoffs and assets being moved into the Company’s CDO vehicles.

The Company is subject to various financial covenants and restrictions by each of the Company’s CDO and credit facilities. Based on the unaudited financial statements in this release, the Company believes that it was in compliance with all credit facility financial covenants and restrictions as of March 31, 2009 with the exception of one financial covenant with one financial institution. The Company has obtained a waiver of this covenant for March 31, 2009 from this financial institution. In addition, the Company was in compliance with all CDO covenants with the exception of the over collateralization test of CDO I, as of March 31, 2009. In April 2009, this covenant was cured prior to the waterfall distribution date and, as a result, the Company is currently in compliance with all CDO covenants.

Portfolio Activity

During the quarter, 5 loans paid off on properties that were either sold or refinanced outside of Arbor with an outstanding balance of approximately $19 million and 5 loans had significant paydowns of approximately $31 million, including a $9.0 million loss on the restructuring of two loans. In addition, eight loans were either refinanced or modified with Arbor totaling $161 million, of which one loan totaling $30 million was scheduled to repay during the quarter.

Additionally, one loan totaling approximately $3 million was extended during the quarter in accordance with the extension option of the corresponding loan agreement.

No loans were originated during the quarter.

Arbor Realty Trust Reports First Quarter 2009 Results
May 8, 2009

At March 31, 2009, the loan and investment portfolio unpaid principal balance, excluding loan loss reserves, was $2.3 billion, with a weighted average current interest pay rate of 5.74%. At the same date, advances on financing facilities pertaining to the loan and investment portfolio totaled $1.9 billion, with a weighted average interest rate of 3.65% excluding financing costs, interest rate swap costs and changes in the market value of certain interest rate swaps.

As of March 31, 2009, Arbor’s loan portfolio consisted of 34% fixed-rate and 66% variable rate loans.

During the first quarter of 2009, the Company recorded $67.5 million in loan loss reserves related to 14 loans with a carrying value of approximately $437.9 million, before loan loss reserves. The loan loss reserves were the result of the Company's regular quarterly risk rating review process, which is based on several factors including current market conditions, real estate values and the operating status of each property. At March 31, 2009, the Company’s total loan loss reserves were $198.0 million relating to 18 loans with an aggregate carrying value before reserves of approximately $588.8 million.

In the first quarter of 2009, the Company received $11.8 million in principal paydowns on two loans with an unpaid principal balance of $24.2 million and recorded a loss on the restructuring of these loans of approximately $9.0 million.

The Company had nine non-performing loans with a carrying value of approximately $198.4 million, net of related loan loss reserves of $86.0 million as of March 31, 2009, compared to four non-performing loans with a carrying value of approximately $113.0 million, net of related loan loss reserves of $20.5 million as of December 31, 2008. Income recognition on these loans has been suspended and will resume when the loans become contractually current and performance has recommenced.

Dividend

The Board of Directors and the Company have elected not to pay a common stock dividend for the quarter ended March 31, 2009. The Company decided, based on the continued difficult economic environment, to retain capital for working capital purposes.

Equity Participation Interests

Attached as an exhibit to this press release is a schedule of certain data pertaining to the Company’s investments with equity participation interests. As previously mentioned, the Company transferred 16.67% of its 24.17% interest in Prime at a value of $37 million, in exchange for an investment in preferred and common operating partnership units of Lightstone Value Plus REIT L.P. The Company retained its 7.5% equity ownership interest in Prime. There were no new loans and investments originated during the quarter with equity participation interests.

Arbor Realty Trust Reports First Quarter 2009 Results
May 8, 2009

Earnings Conference Call

Management will host a conference call today at 10:00 a.m. ET.  A live webcast of the conference call will be available online at www.arborrealtytrust.com. Web participants are encouraged to go to Arbor’s Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. Listening to the webcast requires speakers and RealPlayerTM software, downloadable without charge at www.real.com. Those without Web access should access the call telephonically at least ten minutes prior to the conference call.  The dial-in numbers are (866) 788-0543 for domestic callers and (857) 350-1681 for international callers.  The participant passcode for both is 20910467.

After the live webcast, the call will remain available on Arbor’s Web site, www.arborrealtytrust.com through June 8, 2009.  In addition, a telephonic replay of the call will be available until May 15, 2009.  The replay dial-in number is (888) 286-8010  for domestic callers and (617) 801-6888 for international callers.  Please use passcode: 59019053.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. is a real estate investment trust, which invests in a diversified portfolio of multi-family and commercial real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets. Arbor commenced operations in July 2003 and conducts substantially all of its operations through its operating partnership, Arbor Realty Limited Partnership and its subsidiaries. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC, a national commercial real estate finance company operating through 11 offices in the US that specializes in debt and equity financing for multi-family and commercial real estate.

Arbor Realty Trust Reports First Quarter 2009 Results
May 8, 2009

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained.  Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2008 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Non-GAAP Financial Measures

During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of each non-GAAP financial measure and the comparable GAAP financial measure can be found on pages 10 through 12 of this release.

Arbor Realty Trust Reports First Quarter 2009 Results
May 8, 2009

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Quarter Ended
	March 31,
	2009	2008

Revenue:
Interest income	$30,500,023	$55,416,330
Property operating income	1,470,796	-
Other income	16,250	20,693
Total revenue	31,987,069	55,437,023

Expenses:
Interest expense	19,150,816	31,304,099
Employee compensation and benefits	2,391,984	1,977,343
Selling and administrative	2,082,342	1,538,066
Property operating expenses	1,331,145	-
Depreciation and amortization	283,022	-
Provision for loan losses	67,500,000	3,000,000
Loss on restructured loans	9,036,914	-
Management fee - related party	722,377	2,579,433
Total expenses	102,498,600	40,398,941

(Loss) income before gain on exchange of profits interest, gain on extinguishment of debt and income from equity affiliates	(70,511,531)	15,038,082
Gain on exchange of profits interest	55,988,411	-
Gain on extinguishment of debt	26,267,033	-
Income from equity affiliates	2,507,134	-

Net income	14,251,047	15,038,082

Net income attributable to noncontrolling interest	18,504,785	2,333,290

Net (loss) income attributable to Arbor Realty Trust, Inc.	$(4,253,738)	$12,704,792

Basic (loss) earnings per common share	$(0.17)	$0.62

Diluted (loss) earnings per common share	$(0.17)	$0.62

Dividends declared per common share	$-	$0.62

Weighted average number of shares of common stock outstanding:

Basic	25,142,410	20,571,780

Diluted	25,142,410	24,403,381

Arbor Realty Trust Reports First Quarter 2009 Results
May 8, 2009

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2009	2008
	(Unaudited)	(Audited)
Assets:
Cash and cash equivalents	$14,212,369	$832,041
Restricted cash	82,967,024	93,219,133
Loans and investments, net	2,066,769,327	2,181,683,619
Available-for-sale securities, at fair value	293,946	529,104
Securities held-to-maturity, net	57,887,120	58,244,348
Investment in equity affiliates	87,120,326	29,310,953
Real estate owned, net	45,752,603	46,478,994
Due from related party	15,639,345	2,933,344
Prepaid management fee - related party	26,340,397	26,340,397
Other assets	98,771,914	139,664,556
Total assets	$2,495,754,371	$2,579,236,489

Liabilities and Equity:
Repurchase agreements	$46,148,296	$60,727,789
Collateralized debt obligations	1,125,920,483	1,152,289,000
Junior subordinated notes to subsidiary trust issuing preferred securities	266,680,000	276,055,000
Notes payable	501,436,161	518,435,437
Notes payable-related party	-	4,200,000
Mortgage note payable	41,440,000	41,440,000
Due to related party	234,960	993,192
Due to borrowers	29,662,628	32,330,603
Deferred revenue	77,123,133	77,123,133
Other liabilities	120,656,269	134,647,667
Total liabilities	2,209,301,930	2,298,241,821

Equity:
Arbor Realty Trust, Inc. stockholders’ equity:
Preferred stock, $0.01 par value: 100,000,000 shares authorized	-	-
Common stock, $0.01 par value: 500,000,000 shares authorized; 25,421,810 shares issued, 25,142,410 shares outstanding at March 31, 2009 and December 31, 2008	254,218	254,218
Additional paid-in capital	447,784,318	447,321,186
Treasury stock, at cost - 279,400 shares	(7,023,361)	(7,023,361)
Accumulated deficit	(67,197,038)	(62,939,722)
Accumulated other comprehensive loss	(89,247,870)	(96,606,672)
Total Arbor Realty Trust, Inc. stockholders’equity	284,570,267	281,005,649
Noncontrolling interest in consolidated entity	1,882,174	(10,981)
Total equity	286,452,441	280,994,668
Total liabilities and equity	$2,495,754,371	$2,579,236,489

Arbor Realty Trust Reports First Quarter 2009 Results
May 8, 2009

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

SUPPLEMENTAL SCHEDULE OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Quarter Ended
	March 31,
	2009	2008

Net (loss) income attributable to Arbor Realty Trust, Inc., GAAP basis	$(4,253,738)	$12,704,792

Subtract: Prime transaction	(37,325,607)	-
Alpine Meadows operations	(2,507,134)	-
Gain on extinguishment of debt	(26,267,033)	-

Net (loss) income attributable to Arbor Realty Trust, Inc., as adjusted	$(70,353,512)	$12,704,792

Diluted (loss) earnings per common share, GAAP basis	$(0.17)	$0.62

Diluted (loss) earnings per common share, as adjusted	$(2.80)	$0.62

Diluted weighted average shares outstanding	25,142,410	24,403,381

a.) Given the magnitude and/or nature of certain transactions and operations, Arbor has elected to report adjusted net (loss) income attributable to Arbor Realty Trust, Inc. and (loss) earnings per share for the affected periods to help ensure the comparability of the reporting periods. Management considers these non-GAAP financial measures to be effective indicators, for both management and investors, of Arbor’s financial performance. Arbor’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Arbor Realty Trust Reports First Quarter 2009 Results
May 8, 2009

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

SUPPLEMENTAL SCHEDULE OF NON-GAAP FINANCIAL MEASURES - Continued
(Unaudited)

March 31, 2009

GAAP Arbor Realty Trust, Inc. Stockholders' Equity	$284,570,267

Add: 450 West 33rd Street transaction - deferred revenue	77,123,133
Unrealized loss on derivative instruments	89,012,713

Subtract: 450 West 33rd Street transaction - prepaid management fee	(19,047,949)

Adjusted Arbor Realty Trust, Inc. Stockholders' Equity	$431,658,164

Adjusted book value per share	$17.17

GAAP book value per share	$11.32

Common shares outstanding	25,142,410

b.) Given the magnitude and the deferral structure of the 450 West 33rd Street transaction combined with the change in the fair value of certain derivative instruments, Arbor has elected to report adjusted book value per share for the affected period to currently reflect the future impact of the 450 West 33rd Street transaction on the company's financial condition as well as the evaluation of Arbor without the effects of unrealized losses from certain of the Company's derivative instruments. Management considers this non-GAAP financial measure to be an effective indicator, for both management and investors, of Arbor’s financial performance. Arbor’s management does not advocate that investors consider this non-GAAP financial measure in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Arbor Realty Trust Reports First Quarter 2009 Results
May 8, 2009

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

SUPPLEMENTAL SCHEDULE OF NON-GAAP FINANCIAL MEASURES - Continued
(Unaudited)

	Quarter Ended
	March 31,
	2009	2008

Net (loss) income attributable to Arbor Realty Trust, Inc., GAAP basis	$(4,253,738)	$12,704,792

Add:
Noncontrolling interest in operating partnership	-	2,333,290
Depreciation - real estate owned	283,022	-
Depreciation - investment in equity affiliates	205,324	-

Funds from operations ("FFO")	$(3,765,392)	$15,038,082

Diluted FFO per common share	$(0.15)	$0.62

Diluted weighted average shares outstanding	25,142,410	24,403,381

c.) Arbor is presenting funds from operations, or FFO, because management believes it to be an important supplemental measure of the Company’s operating performance in that it is frequently used by analysts, investors and other parties in the evaluation of real estate investment trusts (REITs).  The Company also uses FFO for the calculation of the incentive management fee payable to the Company’s manager, Arbor Commercial Mortgage, LLC.  The revised White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in April 2002 defines FFO as net income (loss) attributable to Arbor Realty Trust, Inc. (computed in accordance with generally accepted accounting principles (GAAP)), excluding gains (losses) from sales of depreciated real properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.  Arbor considers gains and losses on the sales of real estate investments to be FFO is not intended to be an indication of our cash flow from operating activities (determined in accordance with GAAP) or a measure of our liquidity, nor is it entirely indicative of funding our cash needs, including our ability to make cash distributions.  Arbor’s calculation of FFO may be different from the calculation used by other companies and, therefore, comparability may be limited.

Arbor Realty Trust Reports First Quarter 2009 Results
May 8, 2009

Arbor Realty Trust, Inc.
Summary of Equity and Profit Interests
(all dollar amounts in thousands)
Unaudited

											Current
	Initial			Current							Debt
	ART			Cash			Approximate				Balance
	Investment		Investment	Equity	Profit		Square		Property		on
Name	Amount		Date	Investment	%		Footage		Type	Location	Property		Comments

80 Evergreen	$ 384		3Q03	$ 201	12.50%		77,680		Warehouse	Brooklyn, NY	$ 5,000		Property refinanced June 2008

930 Flushing	1,126		3Q03	291	12.50%		304,080		Warehouse	Brooklyn, NY	24,583		Property refinanced July 2005

Prime Portfolio	2,100		4Q03	-	7.50%		6,700,000		Retail Outlets	Multi-state	1,194,874		Properties refinanced

450 W. 33rd St	1,500		4Q03	1,137	0.58%	(1)	1,746,734		Office	New York City	517,000

Toy Building	10,000		2Q05	5,720	10.00%		320,000		Conversion	New York City	343,400	(2)	Condo conversion - investment held in Taxable REIT Subsidiary ("TRS")

Homewood Mtn Resort	-		2Q06	-	25.60%		1,224	(3)	Land	Homewood, CA	114,157		Profits interest held in TRS

Richland Terrace Apartments	-		3Q06	-	25.00%		342,152		Multi Family	Columbia, SC	9,019

Ashley Court Apartments	-		3Q06	-	25.00%		177,892		Multi Family	Fort Wayne, IN	5,452

Nottingham Village	-		1Q07	-	25.00%		285,900		Multi Family	Indianapolis, IN	6,626

Extended Stay Hotel Portfolio	115,000	(5)	2Q07	115,000	16.17%		684	(4)	Hotel	Multistate	7,400,000		Preferred return of 12% on equity

Alpine Meadows	13,220		3Q07	13,220	39.00%		2,163	(3)	Land	Alpine Meadows, CA	30,500		Preferred return of 18% on equity

St. John's Development	500		4Q07	3,500	50.00%		23	(3)	Land	Jacksonville, FL	25,000

Windrush Village Apartments	-		2Q08	445	25.00%		221,726		Multi Family	Tallahassee, FL	12,800

(1)	Represents approximately 29% of the 2% retained interest in the property. In addition, Arbor has approximately 29% of a 50% interest in the property's air rights.
(2)	Debt balance represents anticipated debt financing required to complete condominium conversion project.
(3)	Amount represents approximate acreage of property.
(4)	Amount represents approximately 684 properties in 44 states and Canada with approximately 76,000 rooms.
(5)	As of March 31, 2009, the Company had loan loss reserves associated with this investment of $83.9 million reducing the outstanding balance to $18.1 million.